Exhibit 99.1

NEWS RELEASE
www.northerntrust.com

INVESTOR CONTACT: Jennifer Childe | 312-444-3290 | Jennifer.Childe@ntrs.com MEDIA CONTACT: Doug Holt | 312-662-8315 | Doug.Holt@ntrs.com

NORTHERN TRUST CORPORATION REPORTS FIRST QUARTER
NET INCOME OF $392.0 MILLION, EARNINGS PER DILUTED COMMON SHARE OF $1.90
CHICAGO, APRIL 22, 2025 — Northern Trust Corporation today reported first quarter net income per diluted common share of $1.90, compared to $2.26 in the fourth quarter of 2024 and $0.96 in the first quarter of 2024. Net income was $392.0 million, compared to $455.4 million in the prior quarter and $214.7 million in the prior-year quarter.

MICHAEL O’GRADY, CHAIRMAN AND CHIEF EXECUTIVE OFFICER:
“Northern Trust generated its third consecutive quarter of positive operating leverage in the first quarter of 2025 driven by mid-single digit growth in both trust fees and net interest income relative to the prior year, while effectively managing expenses. EPS excluding prior-year notables increased 13% and we generated a return on common equity of 13%, both while boosting capital levels meaningfully and returning $435 million to shareholders. These results demonstrate the strength of our One Northern Trust strategy and the resilience of our business model.

As we enter the second quarter, we remain well-positioned to navigate a wide range of evolving macroeconomic and market scenarios, allowing us to act as a source of strength for clients, while pressing ahead with our strategic priorities.”

FINANCIAL SUMMARY & KEY METRICS
				% Change Q1 2025 vs.
($ In Millions except per share data)	Q1 2025	Q4 2024	Q1 2024	Q4 2024	Q1 2024
Trust, Investment and Other Servicing Fees	$1,213.8	$1,222.2	$1,142.9	(1)%	6%
Other Noninterest Income (Loss)	158.1	173.6	(24.2)	(9)	N/M
Net Interest Income (FTE*)	573.7	574.3	535.4	—	7
Total Revenue (FTE*)	$1,945.6	$1,970.1	$1,654.1	(1)%	18%

Noninterest Expense	$1,417.6	$1,375.9	$1,364.7	3%	4%
Provision for Credit Losses	1.0	(10.5)	(8.5)	N/M	N/M
Provision for Income Taxes	129.4	138.8	75.9	(7)	71
FTE Adjustment*	5.6	10.5	7.3	(47)	(24)
Net Income	$392.0	$455.4	$214.7	(14)%	83%

Earnings Allocated to Common and Potential Common Shares	$372.2	$447.0	$196.1	(17)%	90%
Diluted Earnings per Common Share	$1.90	$2.26	$0.96	(16)	99
Return on Average Common Equity	13.0%	15.3%	7.3%
Average Assets	$150,262.1	$146,570.2	$145,118.3	3%	4%
(*)     Net interest income and total revenue presented on a fully taxable equivalent (FTE) basis are non-generally accepted accounting principles (non-GAAP) financial measures. Refer to the Reconciliation to Fully Taxable Equivalent section for further detail.
N/M - Not meaningful

NORTHERN TRUST CORPORATION FIRST QUARTER 2025 RESULTS

CLIENT ASSETS
Assets under custody/administration (AUC/A) and assets under management are a driver of the Corporation’s trust, investment and other servicing fees, the largest component of noninterest income.
	As of			% Change March 31, 2025 vs.
($ In Billions)	March 31, 2025*	December 31, 2024	March 31, 2024	December 31, 2024	March 31, 2024
Assets Under Custody/Administration
Asset Servicing	$15,804.7	$15,640.1	$15,385.4	1%	3%
Wealth Management	1,119.3	1,147.9	1,087.1	(2)	3
Total Assets Under Custody/Administration	$16,924.0	$16,788.0	$16,472.5	1%	3%
Assets Under Custody(1)
Asset Servicing	$12,163.6	$12,214.0	$11,723.1	—%	4%
Wealth Management	1,105.9	1,135.2	1,081.0	(3)	2
Total Assets Under Custody	$13,269.5	$13,349.2	$12,804.1	(1)%	4%
Assets Under Management
Asset Servicing	$1,160.9	$1,159.7	$1,080.1	—%	7%
Wealth Management	446.9	450.7	420.6	(1)	6
Total Assets Under Management	$1,607.8	$1,610.4	$1,500.7	—%	7%
(1) Assets Under Custody are a component of Assets Under Custody/Administration.
(*) Client assets for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

TRUST, INVESTMENT AND OTHER SERVICING FEES

				% Change Q1 2025 vs.
($ In Millions)	Q1 2025	Q4 2024	Q1 2024	Q4 2024	Q1 2024
Asset Servicing
Custody and Fund Administration	$453.3	$456.9	$436.7	(1)%	4%
Investment Management	152.5	156.9	140.0	(3)	9
Securities Lending	17.9	20.4	17.9	(12)	—
Other	48.2	41.3	45.0	17	7
Total Asset Servicing Trust, Investment and Other Servicing Fees	$671.9	$675.5	$639.6	(1)%	5%

Wealth Management
Central	$189.1	$195.3	$178.3	(3)%	6%
East	141.0	140.7	129.9	—	9
West	108.0	110.0	99.9	(2)	8
Global Family Office (GFO)	103.8	100.7	95.2	3	9
Total Wealth Management Trust, Investment and Other Servicing Fees	$541.9	$546.7	$503.3	(1)%	8%

Total Consolidated Trust, Investment and Other Servicing Fees	$1,213.8	$1,222.2	$1,142.9	(1)%	6%
Asset Servicing and Wealth Management Trust, Investment and Other Servicing Fees are impacted by both one-month and one-quarter lagged asset values.
Total Asset Servicing Trust, Investment and Other Servicing Fees decreased sequentially and increased from the prior-year quarter.
▪Investment management fees increased from the prior-year quarter primarily due to favorable markets and net new business.
▪Other trust, investment and other servicing fees increased sequentially primarily due to higher fees associated with seasonal benefit payment services.
Total Wealth Management Trust, Investment and Other Servicing Fees decreased sequentially and increased from the prior-year quarter.
▪Fees in the regions increased from the prior-year quarter primarily due to favorable markets.
▪Fees in GFO increased from the prior-year quarter primarily due to asset inflows and favorable markets.

NORTHERN TRUST CORPORATION FIRST QUARTER 2025 RESULTS

OTHER NONINTEREST INCOME
				% Change Q1 2025 vs.
($ In Millions)	Q1 2025	Q4 2024	Q1 2024	Q4 2024	Q1 2024
Other Noninterest Income
Foreign Exchange Trading Income	$58.7	$61.7	$57.0	(5)%	3%
Treasury Management Fees	9.6	9.2	9.3	4	3
Security Commissions and Trading Income	39.1	42.8	37.9	(8)	3
Other Operating Income	50.7	59.9	61.0	(16)	(17)
Investment Security Gains (Losses), net	—	—	(189.4)	N/M	N/M
Total Other Noninterest Income (Loss)	$158.1	$173.6	$(24.2)	(9)%	N/M
N/M - Not meaningful
Other Operating Income decreased sequentially primarily due to lower income associated with a market value decrease in supplemental compensation plans and higher expenses related to existing Visa Class B swap agreements. Other Operating Income decreased from the prior-year quarter primarily due to lower income associated with a market value decrease in supplemental compensation plans. Both the sequential and prior-year quarter market value decreases in supplemental compensation plans resulted in related decreases in supplemental compensation plan expense reported in Other Operating Expense.
Investment Security Gains (Losses), net reflects the $189.4 million available for sale debt security loss related to a repositioning of the portfolio in the prior-year quarter.

NET INTEREST INCOME
				% Change Q1 2025 vs.
($ In Millions)	Q1 2025	Q4 2024	Q1 2024	Q4 2024	Q1 2024
Net Interest Income
Interest Income (FTE*)	$2,146.5	$2,290.5	$2,452.9	(6)%	(12)%
Interest Expense	1,572.8	1,716.2	1,917.5	(8)	(18)
Net Interest Income (FTE*)	$573.7	$574.3	$535.4	—%	7%
Average Earning Assets	$138,007.9	$133,684.0	$133,816.8	3%	3%
Net Interest Margin (FTE*)	1.69%	1.71%	1.61%	(2) bps	8	bps
(*) Interest income, net interest income and net interest margin presented on an FTE basis are non-GAAP financial measures. Refer to the Reconciliation to Fully Taxable Equivalent section for further detail.
bps - basis points
Net Interest Income on an FTE basis increased compared to the prior-year quarter primarily driven by higher deposits and lower funding costs.
The Net Interest Margin on an FTE basis increased compared to the prior-year quarter primarily driven by lower funding costs.
Average Earning Assets increased sequentially and compared to the prior-year quarter primarily driven by an increase in placements with the Federal Reserve and other central banks driven by higher deposits.

NORTHERN TRUST CORPORATION FIRST QUARTER 2025 RESULTS

PROVISION FOR CREDIT LOSSES
	As of and for the three-months ended,			% Change March 31, 2025 vs.
($ In Millions)	March 31, 2025	December 31, 2024	March 31, 2024	December 31, 2024	March 31, 2024
Allowance for Credit Losses
Beginning Allowance for Credit Losses	$206.1	$220.0	$220.4	(6)%	(6)%
Provision for Credit Losses	1.0	(10.5)	(8.5)	N/M	N/M
Net Recoveries (Charge-Offs)	0.2	(3.4)	(10.4)	N/M	N/M
Ending Allowance for Credit Losses	$207.3	$206.1	$201.5	1%	3%
Allowance assigned to:
Loans	$167.1	$168.0	$162.4	(1)%	3%
Undrawn Loan Commitments and Standby Letters of Credit	32.8	30.4	25.2	8	31
Debt Securities and Other Financial Assets	7.4	7.7	13.9	(3)	(47)
Ending Allowance for Credit Losses	$207.3	$206.1	$201.5	1%	3%
N/M - Not meaningful
Q1 2025
The provision in the current quarter resulted from an increase in the collective reserve, primarily driven by increased projected macroeconomic uncertainty, partially offset by sector and portfolio-specific improvements within the Commercial Real Estate (CRE) portfolio.
Q4 2024
The negative provision resulted from decreases in both the collective and individual reserves. The decrease in collective reserve was primarily driven by an improvement in credit quality in the Commercial and Institutional (C&I) portfolio. The decrease in individual reserves was driven by the partial charge-off of a C&I loan.
Q1 2024
The negative provision resulted from decreases in both the individual and collective reserves. The decrease in individual reserves was driven by one C&I loan that was subsequently charged-off. The decrease in collective reserve was primarily in the C&I portfolio, driven by improvement in the quality of the portfolio, and in the CRE portfolio, driven by improved macroeconomic factors.

NORTHERN TRUST CORPORATION FIRST QUARTER 2025 RESULTS

NONINTEREST EXPENSE
				% Change Q1 2025 vs.
($ In Millions)	Q1 2025	Q4 2024	Q1 2024	Q4 2024	Q1 2024
Noninterest Expense
Compensation	$644.4	$595.2	$627.1	8%	3%
Employee Benefits	109.7	107.3	101.1	2	8
Outside Services	245.2	251.5	229.3	(3)	7
Equipment and Software	280.9	274.4	252.7	2	11
Occupancy	53.4	54.1	54.1	(1)	(1)
Other Operating Expense	84.0	93.4	100.4	(10)	(16)
Total Noninterest Expense	$1,417.6	$1,375.9	$1,364.7	3%	4%
End of Period Full-Time Equivalent Employees	23,400	23,300	23,000	—%	2%
Compensation expense increased sequentially primarily due to the impact of equity incentive awards granted to retirement-eligible employees in the quarter.
Outside Services expense increased compared to the prior-year quarter primarily due to an increase in consulting services.
Equipment and Software expense increased compared to the prior-year quarter primarily due to higher software amortization and higher software support and rental expense.
Other Operating Expense decreased sequentially primarily due to lower supplemental compensation plan expense. Other Operating Expense decreased compared to the prior-year quarter primarily due to a $12.5 million FDIC special assessment recorded in the prior year and lower supplemental compensation plan expense in the current quarter. The lower supplemental compensation plan expense in both the sequential and prior-year quarters resulted from related market value decreases in supplemental compensation plans reported in Other Operating Income.

PROVISION FOR INCOME TAXES
				% Change Q1 2025 vs.
($ In Millions)	Q1 2025	Q4 2024	Q1 2024	Q4 2024		Q1 2024
Net Income
Income before Income Taxes	$521.4	$594.2	$290.6	(12)%		79%
Provision for Income Taxes	129.4	138.8	75.9	(7)		71
Net Income	$392.0	$455.4	$214.7	(14)%		83%
Effective Tax Rate	24.8%	23.4%	26.1%	140	bps	(130)	bps
N/M - Not meaningful
bps - basis points
The effective tax rate increased sequentially primarily due to lower current year benefits. The effective tax rate decreased compared to the prior-year quarter primarily due to higher tax benefits associated with share-based compensation and a lower state effective tax rate.

NORTHERN TRUST CORPORATION FIRST QUARTER 2025 RESULTS

CAPITAL ACTIONS
The Corporation returned $435.4 million to common shareholders in the current quarter through dividends and the repurchase of shares. During the current quarter, the Corporation declared cash dividends totaling $148.2 million to common stockholders. The Corporation repurchased 2,616,238 shares of common stock, including 411,132 withheld to satisfy tax withholding obligations related to share-based compensation, at a total cost of $287.2 million ($109.79 average price per share).
The Corporation also declared cash dividends totaling $16.2 million to preferred stockholders during the current quarter.

CAPITAL RATIOS
The capital ratios of Northern Trust Corporation and its principal subsidiary, The Northern Trust Company, remained strong at March 31, 2025, exceeding the minimum requirements for classification as “well-capitalized” under applicable U.S. regulatory requirements.
The table below provides capital ratios, as well as the required minimum capital ratios, for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased-in requirements.

	March 31, 2025*		December 31, 2024		March 31, 2024
Capital Ratios - Northern Trust Corporation	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	12.9%	15.3%	12.4%	14.5%	11.4%	13.5%	N/A	4.5%
Tier 1 Capital	13.9	16.5	13.3	15.6	12.4	14.6	6.0	6.0
Total Capital	15.7	18.3	15.1	17.4	14.2	16.5	10.0	8.0
Tier 1 Leverage	8.0	8.0	8.1	8.1	7.8	7.8	N/A	4.0
Supplementary Leverage	N/A	9.1	N/A	8.9	N/A	8.8	N/A	3.0

	March 31, 2025*		December 31, 2024		March 31, 2024
Capital Ratios - The Northern Trust Company	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	12.0%	14.4%	11.4%	13.6%	11.9%	14.2%	6.5%	4.5%
Tier 1 Capital	12.0	14.4	11.4	13.6	11.9	14.2	8.0	6.0
Total Capital	13.4	15.9	12.8	15.0	13.4	15.8	10.0	8.0
Tier 1 Leverage	6.8	6.8	6.9	6.9	7.4	7.4	5.0	4.0
Supplementary Leverage	N/A	7.8	N/A	7.5	N/A	8.5	3.0	3.0
(*) Capital ratios for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

NORTHERN TRUST CORPORATION FIRST QUARTER 2025 RESULTS

RECONCILIATION TO FULLY TAXABLE EQUIVALENT
The following table presents a reconciliation of interest income, net interest income, net interest margin, total revenue, income before taxes, and profit margin (pre-tax) prepared in accordance with GAAP to such measures on an FTE non-GAAP basis. Management believes this presentation facilitates the analysis of asset yields and provides a clearer indication of these financial measures for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income.

	QUARTERS
	2025	2024
($ in Millions)	FIRST	FOURTH	THIRD	SECOND	FIRST
Net Interest Income
Interest Income - GAAP	$2,140.9	$2,280.0	$2,530.2	$2,506.5	$2,445.6
Add: FTE Adjustment	5.6	10.5	7.1	6.9	7.3
Interest Income (FTE) - Non-GAAP	$2,146.5	$2,290.5	$2,537.3	$2,513.4	$2,452.9

Net Interest Income - GAAP	$568.1	$563.8	$562.3	$522.9	$528.1
Add: FTE Adjustment	5.6	10.5	7.1	6.9	7.3
Net Interest Income (FTE) - Non-GAAP	$573.7	$574.3	$569.4	$529.8	$535.4

Net Interest Margin - GAAP(1)	1.67%	1.68%	1.66%	1.55%	1.59%
Net Interest Margin (FTE) - Non-GAAP(1)	1.69%	1.71%	1.68%	1.57%	1.61%

Total Revenue
Total Revenue - GAAP	$1,940.0	$1,959.6	$1,968.5	$2,715.5	$1,646.8
Add: FTE Adjustment	5.6	10.5	7.1	6.9	7.3
Total Revenue (FTE) - Non-GAAP	$1,945.6	$1,970.1	$1,975.6	$2,722.4	$1,654.1

(1) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.

NORTHERN TRUST CORPORATION FIRST QUARTER 2025 RESULTS

FORWARD LOOKING STATEMENTS
This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategies, market and industry trends, and expectations regarding the impact of accounting pronouncements and legislation. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF FIRST QUARTER EARNINGS CONFERENCE CALL
Northern Trust’s first quarter earnings conference call will be webcast on April 22, 2025.
The live call will be conducted at 8:00 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/about-us/investor-relations
A recording of the live call will be available on Northern Trust’s website following the live event, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.
About Northern Trust
Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of wealth management, asset servicing, asset management and banking to corporations, institutions, affluent families and individuals. Founded in Chicago in 1889, Northern Trust has a global presence with offices in 24 U.S. states and Washington, D.C., and across 22 locations in Canada, Europe, the Middle East and the Asia-Pacific region. As of March 31, 2025, Northern Trust had assets under custody/administration of US$16.9 trillion, and assets under management of US$1.6 trillion. For more than 135 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. Visit us on northerntrust.com. Follow us on Instagram @northerntrustcompany or Northern Trust on LinkedIn.
Northern Trust Corporation, Head Office: 50 South La Salle Street, Chicago, Illinois 60603 U.S.A., incorporated with limited liability in the U.S. Global legal and regulatory information can be found at https://www.northerntrust.com/terms-and-conditions.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA				% Change(1)
($ In Millions Except Per Share Data)				Q1 2025 vs.
	Q1 2025	Q4 2024	Q1 2024	Q4 2024	Q1 2024
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,213.8	$1,222.2	$1,142.9	(1)%	6%
Foreign Exchange Trading Income	58.7	61.7	57.0	(5)	3
Treasury Management Fees	9.6	9.2	9.3	4	3
Security Commissions and Trading Income	39.1	42.8	37.9	(8)	3
Other Operating Income	50.7	59.9	61.0	(16)	(17)
Investment Security Gains (Losses), net	—	—	(189.4)	N/M	N/M
Total Noninterest Income	1,371.9	1,395.8	1,118.7	(2)	23

Net Interest Income
Interest Income	2,140.9	2,280.0	2,445.6	(6)	(12)
Interest Expense	1,572.8	1,716.2	1,917.5	(8)	(18)
Net Interest Income	568.1	563.8	528.1	1	8

Total Revenue	1,940.0	1,959.6	1,646.8	(1)	18

Provision for Credit Losses	1.0	(10.5)	(8.5)	N/M	N/M

Noninterest Expense
Compensation	644.4	595.2	627.1	8	3
Employee Benefits	109.7	107.3	101.1	2	8
Outside Services	245.2	251.5	229.3	(3)	7
Equipment and Software	280.9	274.4	252.7	2	11
Occupancy	53.4	54.1	54.1	(1)	(1)
Other Operating Expense	84.0	93.4	100.4	(10)	(16)
Total Noninterest Expense	1,417.6	1,375.9	1,364.7	3	4

Income before Income Taxes	521.4	594.2	290.6	(12)	79
Provision for Income Taxes	129.4	138.8	75.9	(7)	71
NET INCOME	$392.0	$455.4	$214.7	(14)%	83%
Preferred Stock Dividends	16.2	4.7	16.2	N/M	—
NET INCOME APPLICABLE TO COMMON STOCK	$375.8	$450.7	$198.5	(17)%	89%
Earnings Allocated to Participating Securities	3.6	3.7	2.4	(3)	48
Earnings Allocated to Common and Potential Common Shares	$372.2	$447.0	$196.1	(17)%	90%

Per Common Share
Net Income
Basic	$1.91	$2.27	$0.96	(16)%	99%
Diluted	1.90	2.26	0.96	(16)	99

Average Common Equity	$11,719.1	$11,692.6	$10,898.8	—%	8%
Return on Average Common Equity	13.0%	15.3%	7.3%

Cash Dividends Declared per Common Share	$0.75	$0.75	$0.75	—%	—%

Average Common Shares Outstanding (000s)
Basic	195,193	197,241	204,629	(1)%	(5)%
Diluted	196,125	198,114	205,135	(1)	(4)
Common Shares Outstanding (EOP) (000s)	194,539	195,970	204,592	(1)	(5)
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the table above.
N/M - Not meaningful
EOP - End of period

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)				% Change(1)
				March 31, 2025 vs.
	March 31, 2025	December 31, 2024	March 31, 2024	December 31, 2024	March 31, 2024
Assets
Federal Reserve and Other Central Bank Deposits	$52,794.5	$38,774.9	$40,269.5	36%	31%
Interest-Bearing Due from and Deposits with Banks(2)	5,277.1	5,563.7	4,646.1	(5)	14
Federal Funds Sold and Securities Purchased under Agreements to Resell	124.4	451.0	500.1	(72)	(75)
Debt Securities
Available for Sale	30,464.3	29,001.5	25,638.9	5	19
Held to Maturity	20,874.3	22,296.7	23,497.9	(6)	(11)
Total Debt Securities	51,338.6	51,298.2	49,136.8	—	4
Loans	40,833.3	43,390.6	47,342.6	(6)	(14)
Other Interest-Earning Assets(3)	2,834.1	2,749.6	2,600.8	3	9
Total Earning Assets	153,202.0	142,228.0	144,495.9	8	6
Allowance for Credit Losses	(174.5)	(175.5)	(175.8)	(1)	(1)
Cash and Due from Banks and Other Central Bank Deposits(4)	737.4	1,058.7	2,035.1	(30)	(64)
Buildings and Equipment	477.4	490.3	488.0	(3)	(2)
Goodwill	700.5	694.9	697.5	1	—
Other Assets	10,128.4	11,212.0	8,570.3	(10)	18
Total Assets	$165,071.2	$155,508.4	$156,111.0	6%	6%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$28,489.1	$26,122.6	$25,893.5	9%	10%
Savings Certificates and Other Time	6,680.2	5,731.7	5,636.6	17	19
Non-U.S. Offices - Interest-Bearing	73,951.0	66,274.9	67,084.7	12	10
Total Interest-Bearing Deposits	109,120.3	98,129.2	98,614.8	11	11
Federal Funds Purchased	2,377.6	2,159.5	2,600.5	10	(9)
Securities Sold under Agreements to Repurchase	335.7	462.0	511.4	(27)	(34)
Other Borrowings(5)	6,534.5	6,521.0	6,526.2	—	—
Senior Notes	2,809.3	2,769.7	2,743.5	1	2
Long-Term Debt	4,085.6	4,081.3	4,069.0	—	—
Total Interest-Bearing Liabilities	125,263.0	114,122.7	115,065.4	10	9
Demand and Other Noninterest-Bearing Deposits	21,905.3	24,353.5	25,326.9	(10)	(14)
Other Liabilities	5,024.4	4,243.8	3,616.9	18	39
Total Liabilities	152,192.7	142,720.0	144,009.2	7	6
Common Equity	11,993.6	11,903.5	11,216.9	1	7
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	12,878.5	12,788.4	12,101.8	1	6
Total Liabilities and Stockholders’ Equity	$165,071.2	$155,508.4	$156,111.0	6%	6%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the table above.
(2)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Other Interest-Earning Assets include certain community development investments, collateral deposits with certain securities depositories and clearing houses, Federal Home Loan Bank and Federal Reserve stock, and money market investments which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(4)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Other Borrowings primarily includes advances from the Federal Home Loan Bank of Chicago.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)				% Change(1)
				Q1 2025 vs.
	Q1 2025	Q4 2024	Q1 2024	Q4 2024	Q1 2024
Assets
Federal Reserve and Other Central Bank Deposits	$37,161.0	$32,847.0	$35,897.3	13%	4%
Interest-Bearing Due from and Deposits with Banks(2)	4,877.6	4,955.3	4,418.0	(2)	10
Federal Funds Sold and Securities Purchased under Agreements to Resell	394.5	681.3	518.4	(42)	(24)
Debt Securities
Available for Sale	30,168.3	29,350.4	24,049.6	3	25
Held to Maturity	21,821.9	22,231.6	24,498.9	(2)	(11)
Total Debt Securities	51,990.2	51,582.0	48,548.5	1	7
Loans	41,076.5	41,169.9	41,586.9	—	(1)
Other Interest-Earning Assets(3)	2,508.1	2,448.5	2,847.7	2	(12)
Total Earning Assets	138,007.9	133,684.0	133,816.8	3	3
Allowance for Credit Losses	(175.6)	(192.9)	(191.8)	(9)	(8)
Cash and Due from Banks and Other Central Bank Deposits(4)	1,041.2	1,453.4	1,799.5	(28)	(42)
Buildings and Equipment	484.8	485.8	498.2	—	(3)
Goodwill	696.4	699.7	699.4	—	—
Other Assets	10,207.4	10,440.2	8,496.2	(2)	20
Total Assets	$150,262.1	$146,570.2	$145,118.3	3%	4%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$27,720.5	$24,834.8	$27,349.0	12%	1%
Savings Certificates and Other Time	6,874.0	6,193.9	4,554.3	11	51
Non-U.S. Offices - Interest-Bearing	64,454.3	64,094.5	63,752.8	1	1
Total Interest-Bearing Deposits	99,048.8	95,123.2	95,656.1	4	4
Federal Funds Purchased	2,393.6	2,488.8	2,650.1	(4)	(10)
Securities Sold under Agreements to Repurchase	442.4	505.4	490.1	(12)	(10)
Other Borrowings(5)	7,024.4	6,928.9	6,852.1	1	3
Senior Notes	2,781.6	2,782.4	2,748.7	—	1
Long-Term Debt	4,083.5	4,079.4	4,067.0	—	—
Total Interest-Bearing Liabilities	115,774.3	111,908.1	112,464.1	3	3
Demand and Other Noninterest-Bearing Deposits	16,870.3	17,416.6	16,706.5	(3)	1
Other Liabilities	5,013.5	4,668.0	4,164.0	7	20
Total Liabilities	137,658.1	133,992.7	133,334.6	3	3
Common Equity	11,719.1	11,692.6	10,898.8	—	8
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	12,604.0	12,577.5	11,783.7	—	7
Total Liabilities and Stockholders’ Equity	$150,262.1	$146,570.2	$145,118.3	3%	4%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the table above.
(2)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Other Interest-Earning Assets include certain community development investments, collateral deposits with certain securities depositories and clearing houses, Federal Home Loan Bank and Federal Reserve stock, and money market investments which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(4)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Other Borrowings primarily includes advances from the Federal Home Loan Bank of Chicago.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	QUARTERS
($ In Millions Except Per Share Data)	2025		2024
	FIRST		FOURTH		THIRD		SECOND		FIRST
Net Income Summary
Trust, Investment and Other Servicing Fees	$1,213.8		$1,222.2		$1,196.6		$1,166.1		$1,142.9
Other Noninterest Income (Loss)	158.1		173.6		209.6		1,026.5		(24.2)
Net Interest Income	568.1		563.8		562.3		522.9		528.1
Total Revenue	1,940.0		1,959.6		1,968.5		2,715.5		1,646.8
Provision for Credit Losses	1.0		(10.5)		8.0		8.0		(8.5)
Noninterest Expense	1,417.6		1,375.9		1,359.4		1,533.9		1,364.7
Income before Income Taxes	521.4		594.2		601.1		1,173.6		290.6
Provision for Income Taxes	129.4		138.8		136.2		277.5		75.9
Net Income	$392.0		$455.4		$464.9		$896.1		$214.7

Per Common Share
Net Income - Basic	$1.91		$2.27		$2.23		$4.35		$0.96
- Diluted	1.90		2.26		2.22		4.34		0.96
Cash Dividends Declared per Common Share	0.75		0.75		0.75		0.75		0.75
Book Value (EOP)	61.65		60.74		59.85		58.38		54.83
Market Value (EOP)	98.65		102.50		90.03		83.98		88.92

Financial Ratios
Return on Average Common Equity	13.0%		15.3%		15.4%		31.2%		7.3%
Net Interest Margin (GAAP)	1.67		1.68		1.66		1.55		1.59
Net Interest Margin (FTE*)	1.69		1.71		1.68		1.57		1.61

Assets Under Custody / Administration ($ in Billions) - End Of Period
Asset Servicing	$15,804.7		$15,640.1		$16,278.0		$15,470.8		$15,385.4
Wealth Management	1,119.3		1,147.9		1,145.0		1,096.6		1,087.1
Total Assets Under Custody / Administration	$16,924.0		$16,788.0		$17,423.0		$16,567.4		$16,472.5

Assets Under Custody ($ In Billions) - End Of Period
Asset Servicing	$12,163.6		$12,214.0		$12,662.1		$11,955.5		$11,723.1
Wealth Management	1,105.9		1,135.2		1,132.7		1,085.9		1,081.0
Total Assets Under Custody	$13,269.5		$13,349.2		$13,794.8		$13,041.4		$12,804.1

Assets Under Management ($ In Billions) - End Of Period
Asset Servicing	$1,160.9		$1,159.7		$1,177.9		$1,107.3		$1,080.1
Wealth Management	446.9		450.7		443.9		419.4		420.6
Total Assets Under Management	$1,607.8		$1,610.4		$1,621.8		$1,526.7		$1,500.7

Asset Quality ($ In Millions) - End Of Period
Nonaccrual Loans	$73.1		$56.0		$39.3		$38.5		$37.0
Other Real Estate Owned (OREO)	—		—		—		—		—
Total Nonaccrual Assets	$73.1		$56.0		$39.3		$38.5		$37.0
Nonaccrual Assets / Loans and OREO	0.18%		0.13%		0.09%		0.09%		0.08%
Gross Charge-offs	$(0.3)		$(4.1)		$—		$(0.3)		$(11.1)
Gross Recoveries	0.5		0.7		2.4		0.4		0.7
Net Recoveries (Charge-offs)	$0.2		$(3.4)		$2.4		$0.1		$(10.4)
Annualized Net Recoveries (Charge-offs) to Avg Loans	—%		(0.03)%		0.02%		—%		(0.10)%
Allowance for Credit Losses Assigned to:
Loans	$167.1		$168.0		$184.8		$167.7		$162.4
Undrawn Loan Commitments and Standby Letters of Credit	32.8		30.4		26.5		29.5		25.2
Debt Securities and Other Financial Assets	7.4		7.7		8.7		12.4		13.9
Loans Allowance / Nonaccrual Loans	2.3	x	3.0	x	4.7	x	4.4	x	4.4	x
(*)    Net interest margin presented on an FTE basis is a non-GAAP financial measure. Refer to the Reconciliation to Fully Taxable Equivalent section for further detail.